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                                                                    EXHIBIT 99.1

        Vista Energy Resources, Inc. and Prize Energy Corp. to Merge And
                Create a Mid-Size Independent Oil and Gas Company


         MIDLAND and DALLAS, Texas, Oct. 11/PRNewswire/-Today Vista Energy Resources, Inc. (Vista) (Amex: VEI) and Prize Energy Corp. (Prize) announced that they have signed a definitive agreement to merge the two companies. The transaction will create a mid-size independent oil and gas company with assets valued in excess of $450 million. The company's focused growth strategy is concentrated on the acquisition and exploitation of oil and gas properties in its core operating areas of the Permian Basin of West Texas and Southeastern New Mexico, onshore Gulf Coast area of Texas and Louisiana and the Mid-Continent area of Western Oklahoma and the Texas Panhandle.

         On a combined basis, as of July 1, 1999, the company had total proved reserves of approximately 286 billion cubic feet of natural gas and 47 million barrels of crude oil and liquids, or 95 million barrel oil equivalents (BOE). In addition, as of the July 1, 1999, the company's combined pre-tax present value of future net revenues, discounted at 10% and utilizing Nymex pricing of $19.50 per barrel of oil and $2.50 per Mcf of natural gas unescalated, was approximately $442 million for total proved reserves. For the six months ended June 30, 1999, the company had combined net daily production of approximately
66.7 million cubic feet of natural gas and 9,482 barrels of crude oil and liquids.

         Randy Hill, Chairman of Vista said, "This transaction creates a mid-size independent oil and gas company for our stockholders which has a much larger, balanced, and diversified oil and gas reserve base. We expect that the institutional capital markets interest in the company will increase, resulting in increased liquidity and other benefits. In addition, I have known Phil Smith and Lon Kile for a long time and consider the Prize management team to be among the best at creating value in the industry. I look forward to being a stockholder."

         Philip B. Smith, Chairman of Prize said, "This is a strategic merger for our company that gives us access to a sizable reserve base that we know quite well." Smith continued, "We will be able to operate these properties very efficiently given the proximity of many of the properties to our current production base. The merger will also provide us with numerous development opportunities to be exploited over the next few years. This combination provides a tremendous platform for future growth."

         Brief Description of the Terms and Conditions.

         Under the terms and conditions of the Agreement and Plan of Merger between Prize and Vista, Prize would become a wholly-owned subsidiary of Vista in exchange for 58.2 million shares of common stock of Vista (with such number of shares being subject to adjustment in order to reflect a proposed reverse stock split) and 27.7 million shares of a to be created Series A 6% Convertible Preferred Stock of Vista (with such number of shares being subject to adjustment in order to reflect a proposed reverse stock split). Vista's outstanding warrants will remain outstanding in accordance with their terms. The transaction is to be structured as a reorganization for tax purposes and will


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result in the current holders of common stock of Vista owning approximately 16%
of the outstanding common stock of Vista and the holders of common stock and preferred stock of Prize collectively owning (on a fully converted basis) approximately 84% of the outstanding common stock of Vista upon completion of the merger.

         Dain Rauscher Wessels is serving as the financial advisor to the Special Committee of Vista's board of directors and has rendered its opinion to Vista's board of directors with respect to the fairness, from a financial point of view, of the merger consideration to be issued by Vista. Vista's and Prize's respective boards of directors unanimously approved the proposed merger.

         Also, the merger is subject to approval by a majority vote of the outstanding shares of both companies as well as other customary closing conditions. Vista intends to file a registration statement covering the securities to be issued in the merger with the Securities and Exchange Commission as soon as practicable. After such registration statement is declared effective, a prospectus, which will also serve as the proxy statement in connection with the Vista and Prize stockholders' meetings to be held in connection with the merger, will be distributed to the stockholders of Vista and Prize. The offering of securities pursuant to the proposed merger will be made only by means of such prospectus/proxy statement. Completion of the merger is anticipated to occur in the fourth quarter of 1999. The combined company is expected to be called Prize Energy Corp. and is expected to trade on the American Stock Exchange (ticker symbol: PRZ).

         The Combined Company.

         The combined company will be headquartered in the Dallas, Texas area with operating offices in Midland and Victoria, Texas and Elmore City, Oklahoma.

         The combined company will have a capital structure consisting of approximately 74.6 million shares of common stock outstanding (with such number of shares being subject to adjustment in order to reflect a proposed reverse stock split), approximately $30 million of convertible preferred securities and approximately $195 million of net long-term debt.

         As of June 30, 1999, highlights of the combined company included:

         Total Proved Reserves:              95 Million BOE
                                             286 Bcf of Natural Gas
                                             47 Million Barrels of Crude Oil and
                                             Liquids

         Net Present Value
         (discounted at 10%)                 $442 Million
         (Nymex prices of $19.50
         oil and $2.50 gas unescalated)      80% Proved Developed

         Balanced Reserve Mix:               50% Natural Gas
                                             50% Crude Oil and Liquids

         Long-Lived Reserves:                13-Year R/P Ratio


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         Average Daily Net Production:       21,591 BOE
                                             66.7 Million Cubic Feet of Natural
                                             Gas
                                             9,482 Barrels of Crude Oil and
                                             Liquids

         Lease Operating Expenses:           $3.75 per BOE

         Diverse Asset Base:                 85% located in Texas

         Significant Operatorship:           75% of Properties

         Large Portfolio of Projects:        2-3 Year Inventory

         In 2000, the combined company anticipates its capital expenditures program to be $50 - $60 million. The capital expenditure program is focused on converting its extensive inventory of development projects into added value through higher levels of reserves, production, and cash flow. It is expected that the 2000 capital expenditure program will be funded through internally generated cash flow.

         Lon C. Kile, President of Prize, commented, "We are very excited about the combination of the two companies and look forward to continuing the company's successful growth strategy to maximize future returns to our stockholders." Kile added, "In addition, the company's growth strategy is concentrated in its core operating areas and is anchored by a strict adherence to disciplined exploitation, value-added acquisitions, prudent capital practices and maintenance of a low operating and corporate cost structure."

         Management.

         The executive management team of Prize will serve as the executive management team of the combined company. Philip B. Smith will be Chairman and Chief Executive Officer and Lon C. Kile will be President and Chief Operating Officer of the combined company.

         Philip B. Smith was Founder, President, and Chairman of the Board of Tide West Oil Company until it merged with HS Resources, Inc. in 1996. During Mr. Smith's tenure at Tide West Oil Company, he successfully demonstrated the acquisition and exploitation strategy in creating over $100 million in value for its shareholders over five year time period. Subsequently, he was elected to the Board of Directors of HS Resources, Inc. in 1996 and was on the Board of Directors for Mesa, Inc. (later Pioneer Natural Resources) from 1996 until 1999.

         Lon C. Kile was Executive Vice President of Pioneer Natural Resources before joining Prize in July 1999. During his 14 years with Parker & Parsley Petroleum Company and Pioneer, Mr. Kile played an active role in the acquisition and financing of over $2 billion of oil and gas properties acquired by those companies.

         Dallas, Texas area based Prize Energy Corp is not related in any manner to Prize Energy, Inc. based in Calgary, Alberta Canada.



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         Vista Energy Resources, Inc. (Amex: VEI) is engaged in the acquisition, development, exploration and production for oil and natural gas. Vista owns and operates oil and gas properties principally in the Permian Basin of West Texas, Southeastern New Mexico and in the onshore Gulf Coast region of South Texas.

         This announcement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21F of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, estimates with respect to reserves, estimated production rates and growth opportunities. Although Vista believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling and recompletion activities, the timing and extent of changes in commodity prices, the future production decline rates of newly completed wells, unforeseen engineering and mechanical or technological difficulties in drilling and recompleting wells, and other risks more fully described in Vista's filings with the Securities and Exchange Commission.